As filed with the Securities and Exchange Commission on June 20, 2012
Registration No. 33-50114
Registration No. 33-50116
Registration No. 33-96318
Registration No. 333-44762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

Post-Effective Amendment No. 1 to Registration Statement No. 33-50114
Post-Effective Amendment No. 2 to Registration Statement No. 33-50116
Post-Effective Amendment No. 1 to Registration Statement No. 33-96318
Post-Effective Amendment No. 1 to Registration Statement No. 333-44762

to

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

PDL BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)
______________________
Delaware (State or other jurisdiction of incorporation or organization)	94-3023969 (I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of Principal Executive Offices) (Zip Code)
______________________
1991 Stock Option Plan
Outside Directors Stock Option Plan
1993 Employee Stock Purchase Plan
(Full title of the plan)
______________________
Danny Hart
Deputy General Counsel
PDL BioPharma, Inc.
932 Southwood Boulevard
Incline Village, Nevada 89451
(Name and address of agent for service)

(775) 832-8500
(Telephone number, including area code, of agent for service)
______________________

Copy to:
Dhiya El-Saden
Gibson, Dunn & Crutcher LLP
333 South Grand Ave.
Los Angeles, CA 90071
(213) 229-7000
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
______________________

NOTE

PDL BioPharma, Inc., a Delaware corporation (the Registrant), registered shares of its common stock, par value $0.01 per share (the Common Stock), issuable to eligible employees, directors, consultants, advisors and other independent contractors of the Registrant and its affiliates under the Registrant’s 1991 Stock Option Plan (the 1991 Plan) pursuant to Registration Statements on Form S-8, File Nos. 33-50114 and 33-96318, filed with the Securities and Exchange Commission (the Commission) on July 28, 1992, and August 29, 1995, respectively.  The Registrant registered shares of its Common Stock, issuable to eligible outside directors of the Registrant under the Registrant’s Outside Directors Stock Option Plan (the Original Directors Plan) pursuant to a Registration Statement on Form S-8, File No. 33-50116, filed with the Commission on July 28, 1992, and pursuant to a post-effective amendment filed March 31, 2003, transferred all of the remaining unsold shares under the Original Directors Plan to the Registrant’s 2002 Outside Directors Stock Option Plan.  The Registrant registered shares of its Common Stock, issuable to eligible employees of the Registrant and its affiliates under the Registrant’s 1993 Employee Stock Purchase Plan (the 1993 Plan, and together with the 1991 Plan and the Original Directors Plan, the Plans) pursuant to a Registration Statement on Form S-8, File No. 333-44762, filed with the Commission on August 29, 2000. This Post-Effective Amendment is being filed to deregister the shares of Common Stock that have not yet been issued or otherwise transferred under the Plans.

Accordingly, the Registrant hereby withdraws from registration under the Registration Statements on Form S-8, File Nos. 33-50114, 33-96318, 33-50116 and 333-44762 shares of its Common Stock that have not been and will not be issued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Incline Village, state of Nevada, on this 20 day of June, 2012.

PDL BIOPHARMA, INC.

By:	/s/ John P. McLaughlin
John P. McLaughlin
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. McLaughlin	President, Chief Executive Officer and Director	June 20, 2012
John P. McLaughlin	(Principal Executive Officer)

/s/ Bruce Tomlinson	Vice President and Chief Financial Officer	June 20, 2012
Bruce Tomlinson	(Principal Financial Officer)

/s/ Caroline Krumel	Vice President of Finance	June 20, 2012
Caroline Krumel	(Principal Accounting Officer)

/s/ Frederick Frank	Director	June 20, 2012
Frederick Frank

/s/ Jody S. Lindell	Director	June 20, 2012
Jody S. Lindell

/s/ Paul W. Sandman	Director	June 20, 2012
Paul W. Sandman

/s/ Harold E. Selick	Director	June 20, 2012
Harold E. Selick